                       Securities and Exchange Commission
                                Washington, D.C.
                                   20549-1004

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                       Southpoint Structured Assets, Inc.
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             (Exact name of registrant as specified in its charter)

               Delaware                                   51-6503749
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(State or jurisdiction of incorporation                (I.R.S. Employer
           or organization)                           Identification No.)

         50 North Front Street
          Memphis, Tennessee                                 38103
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(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          -------------------                     ------------------------------

          Treasury Security-Backed Certificates,  New York Stock Exchange, Inc.
            Series 1997-1,
          Certificates due 2/15/03

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)
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Item 1.  Description of Registrant's Securities to Be Registered

     The description of the Treasury Security-Backed Certificates, Series 1997-1 is contained in the Prospectus, dated November 15, 1996, included in the Registrant's Registration Statement on Form S-3 (No. 333-9883) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the registrant are registered. In accordance with Part I to the instructions regarding exhibits on Form 8-A, the following Exhibits shall be filed as exhibits are filed herewith with the Commission and with the exchange.

          4.1. Form of Series Supplement to the Standard Terms of Trust Agreements, to be dated as of August 29, 1997, between the Registrant and the Trustee, relating to the Treasury Security-Backed Certificates, Series 1997-1.

          4.2. Form of Specimen Treasury Security-Backed Certificate, Series 1997-1.
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                                   Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       Southpoint Structured Assets, Inc.



                                       By  /s/ C. David Ramsey
                                          --------------------------------------
                                           C. David Ramsey
                                           President




Dated:  August 26, 1997